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                                                                      EXHIBIT 5


June 6, 1996


The Florsheim Shoe Company
130 South Canal Street
Chicago, Illinois  60606


Re: The Florsheim Shoe Company -- Form S-8 Registration Statement Relating to The Florsheim Shoe Company 1994 Stock Option Plan, as Amended and Restated, and The Florsheim Shoe Company Charles J. Campbell Stock Option Plan, as Amended and Restated

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 550,000 shares of Common Stock, without par value (the "Common Stock"), of The Florsheim Shoe Company (the "Company"), 300,000 shares of which may be issued pursuant to The Florsheim Shoe Company 1994 Stock Option Plan, as Amended and Restated, and 250,000 shares of which may be issued pursuant to The Florsheim Shoe Company Charles J. Campbell Stock Option Plan, as Amended and Restated (together, the "Plans"). We have examined copies of the Company's Restated Certificate of Incorporation, By-Laws, resolutions adopted by the board of directors and stockholders and such other documents, and have made such inquiries of the Company's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock, when issued and delivered in accordance with the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP